Exhibit 16.1


                            Rachlin Cohen & Holtz LLP
                        450 E. Las Olas Blvd., Suite 950
                            Fort Lauderdale, FL 33301
                      Phone: 954-523-1040 Fax: 954-523-2004
                                 www.rchcpa.com

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Intelligent Motor Cars Group, Inc. for November 11, 2003, and we agree with the statements contained therein insofar as they relate to our firm.

                                                  Very truly yours,

                                                  /s/ Rachlin Cohen & Holtz LLP
                                                  -----------------------------
                                                  Rachlin Cohen & Holtz LLP
                                                  Fort Lauderdale, Florida
                                                  November 11, 2003